Exhibit 23.1

Consent of Independent Public Accounting Firm

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our Report, dated March 13, 2007, included in Beach First National Bancshares’ Annual Report, into the Form 10-K for the year ended December 31, 2006.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
March 16, 2007
Columbia, South Carolina